UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

GRAFTECH INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-13888	27-2496053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

982 Keynote Circle

Brooklyn Heights, OH 44131

(Address of principal executive offices) (Zip Code)

(216) 676-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Expiration and Settlement of the Exchange Offers and Consent Solicitation

On December 23, 2024 (the “Settlement Date”), GrafTech International Ltd. (the “Company”) consummated the previously announced offers by GrafTech Finance Inc. (“GrafTech Finance”) and GrafTech Global Enterprises Inc. (“GrafTech Global” and, together with GrafTech Finance, the “Issuers”), each a subsidiary of the Company, to exchange (each an “Exchange Offer” and, together, the “Exchange Offers”) any and all of (i) GrafTech Finance’s 4.625% senior secured notes due 2028 (the “Existing 4.625% Notes”) and (ii) GrafTech Global’s 9.875% senior secured notes due 2028 (the “Existing 9.875% Notes” and, together with the Existing 4.625% Notes, the “Existing Notes”), for new 4.625% second lien notes due 2029 (the “New 4.625% Notes”) and new 9.875% second lien notes due 2029, respectively (the “New 9.875% Notes” and, together with the New 4.625% Notes, the “New Notes”).

The Company also consummated its solicitation of consents (with respect to each series of Existing Notes, a “Consent Solicitation” and, collectively, the “Consent Solicitations”), on the terms and subject to the conditions set forth in a confidential exchange offer memorandum and consent solicitation statement (the “Offering Memorandum”) from certain eligible holders of each series of the Existing Notes (the “Existing Noteholders”) (with respect to each series of Existing Notes, a “Consent” and, collectively, the “Consents”) to adopt certain proposed amendments (the “Proposed Amendments”) to an indenture governing the Existing 4.625% Notes (the “Existing 4.625% Notes Indenture”), and an indenture governing the Existing 9.875 % Notes (the “Existing 9.875% Notes Indenture” and, together with the Existing 4.625% Notes Indenture, the “Existing Notes Indentures”), to (i) eliminate substantially all of the restrictive covenants as well as certain events of default and related provisions and definitions in the Existing Notes Indentures and (ii) release all of the collateral securing the Existing Notes.

Effectiveness of Proposed Amendments

In connection with the Consent Solicitations, the Company received the requisite Consents from holders of each series of Existing Notes to adopt the Proposed Amendments to the Existing Notes Indentures. A discussion of the Existing Notes tendered and accepted is set forth below under Item 8.01 of this Current Report on Form 8-K. On the Settlement Date, GrafTech Finance entered into a supplemental indenture to the Existing 4.625% Notes Indenture (the “4.625% Supplemental Indenture”) and GrafTech Global entered in a supplemental indenture to the Existing 9.875% Notes Indenture (the “9.875% Supplemental Indenture” and, together with the 4.625% Supplemental Indenture, the “Supplemental Indentures”) with U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New Trustee”) and as notes collateral agent (in such capacity, the “New Notes Collateral Agent”) and each note guarantor from time to time party thereto, to effect the Proposed Amendments. The Proposed Amendments became operative on the Settlement Date. The foregoing summary of the 4.625% Supplemental Indenture and the 9.875% Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the 4.625% Supplemental Indenture and the 9.875% Supplemental Indenture, each of which is filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Issuance of the New Notes

On the Settlement Date, GrafTech Finance issued New 4.625% Notes in an aggregate principal amount of $498,245,000 and GrafTech Global issued New 9.875% Notes in an aggregate principal amount of $446,167,000 in exchange for GrafTech Finance’s Existing 4.625% Notes and GrafTech Global’s Existing 9.875% Notes, respectively, validly tendered and accepted in connection with the Exchange Offers. The New Notes are the Issuers’ second lien obligations.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and have been issued only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to persons outside the United States who are not “U.S. persons” as defined in Regulation S under the Securities Act.

Interest and Maturity

The New 4.625% Notes were issued pursuant to an Indenture, dated as of the Settlement Date (the “New 4.625% Notes Indenture”), by and among GrafTech Finance, the Company, each subsidiary guarantor from time to time party thereto (collectively, the “Subsidiary Guarantors,” and, together with the Company, the “Guarantors”), the New Trustee and the New Notes Collateral Agent. The New 4.625% Notes will pay interest of 4.625% semiannually per annum.

The New 9.875% Notes were issued pursuant to an Indenture, dated as of the Settlement Date (the “New 9.875% Notes Indenture” and, together with the New 4.625% Notes Indenture, the “New Notes Indentures”), by and among GrafTech Global, the Guarantors, the New Trustee and the New Notes Collateral Agent. The New 9.875% Notes will pay interest of 9.875% semiannually per annum.

Optional Redemption

With respect to the New 4.625% Notes, GrafTech Finance may at its option redeem the notes, in whole or in part, on one or more occasions, at the redemption prices set forth in the New 4.625% Notes Indenture, together with accrued and unpaid interest, if any, to, but not including, the date of redemption. If, at any time prior to December 23, 2026, all or a portion of the outstanding principal amount of the New 4.625% Notes are prepaid, repaid, redeemed or accelerated (or deemed accelerated), including as a result of GrafTech Finance filing for bankruptcy or becoming subject to any other insolvency proceeding, GrafTech Finance shall be required to pay the applicable New 4.625% Notes Redemption Price (as defined in the New 4.625% Notes Indenture).

With respect to the New 9.875% Notes, on and after December 23, 2026, GrafTech Global may at its option redeem the notes, in whole or in part, on one or more occasions, at the redemption prices set forth in the New 9.875% Notes Indenture, together with accrued and unpaid interest, if any, to, but not including, the date of redemption. At any time prior to December 23, 2026, GrafTech Global may also at its option and on one or more occasions redeem up to 40% of the aggregate principal amount of the notes issued with the proceeds from certain equity offerings, at a redemption price of 109.875% of the aggregate principal amount of the notes, together with accrued and unpaid interest, if any, to, but not including, the date of redemption. In addition, at any time prior to December 23, 2026, GrafTech Global may at its option on one or more occasions redeem all or a part of the notes, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole” premium, together with accrued and unpaid interest, if any, to, but not including, the date of redemption. If, at any time prior to December 23, 2028, all or a portion of the outstanding principal amount of the New 9.875% Notes are prepaid, repaid, redeemed or accelerated (or deemed accelerated), including as a result of GrafTech Global filing for bankruptcy or becoming subject to any other insolvency proceeding, GrafTech Global shall be required to pay the applicable New 9.875% Notes Redemption Price or the Applicable Premium (each as defined in the New 9.875% Notes Indenture), as applicable.

Guarantees, Security and Ranking

The New 4.625% Notes are guaranteed, jointly and severally, on a senior secured second-priority basis by the domestic Guarantors (the “U.S. Guarantors”) that guarantee the Existing 4.625% Notes and certain other foreign Subsidiary Guarantors of the Company (the “Foreign Guarantors”). The New 9.875% Notes are guaranteed, jointly and severally, on a senior secured second-priority basis by the U.S. Guarantors that guarantee the Existing 9.875% Notes and the Foreign Guarantors. In accordance with the terms of the New Notes Indentures, the New Trustee is obligated to first enforce the guarantees of the U.S. Guarantors prior to any guarantees of the Foreign Guarantors, subject to certain terms described therein. The New Notes are secured by a perfected second-priority security interest in all of the assets and property of the Issuers and the Guarantors that currently secure the Existing Notes, and certain other assets and property of the Foreign Guarantors as set forth in the New Notes Indentures (the “Collateral”).

The New Notes and each guarantee constitute:

•

senior obligations that rank pari passu in right of payment with all of our and the Guarantors’ existing and future senior indebtedness, including the First Lien Term Loans (as defined herein) and the Amended Revolving Credit Facility (as defined herein); provided, that the First Lien Term Loans and the Amended Revolving Credit Facility are senior in right of payment to the New Notes with respect to proceeds of the Foreign Guarantor facility located in Calais, France (the “Calais Facility”) solely to the extent that such facility does not constitute Collateral;

•

secured on a second-priority basis, subject to certain exceptions and permitted liens, on the Collateral that secures the First Lien Term Loans and the Amended Revolving Credit Facility on a first-priority basis;

•

effectively junior to all of our and the Guarantors’ obligations under the First Lien Term Loans and the Amended Revolving Credit Facility (and other indebtedness secured on a first-priority basis on the Collateral pari passu with the liens securing the First Lien Term Loans and the Amended Revolving Credit Facility) to the extent of the value of the Collateral securing the First Lien Term Loans and the Amended Revolving Credit Facility (and such other indebtedness secured on a first-priority basis on the Collateral);

•

effectively senior to all of our and the Guarantors’ future debt that is secured by liens on the Collateral securing the New Notes that are junior to those securing the New Notes and to any of our and the Guarantors’ unsecured indebtedness, in each case, to the extent of the value of the Collateral securing the New Notes and the guarantees; and

•	structurally subordinated to all of our existing and future indebtedness and other liabilities, including trade payables, of each of our subsidiaries that do not issue or guarantee the New Notes.

The foregoing summary of the the New 4.625% Notes Indenture, the New 4.625% Notes, the New 9.875% Notes Indenture and the New 9.875% Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the New 4.625% Notes Indenture, the New 4.625% Notes, the New 9.875% Notes Indenture and the New 9.875% Notes, respectively, each of which is filed as Exhibits 4.3, 4.4, 4.5 and 4.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Initial First Lien Term Facility; Delayed Draw First Lien Term Facility

In addition, concurrent with the settlement of the Exchange Offers, on the Settlement Date, Barclays Bank plc (the “Fronting Lender”), agreed to provide GrafTech Global $175 million of new senior secured first lien term loans (the “Initial First Lien Term Loans”) and provided commitments (the “Delayed Draw Commitments”) with respect to $100 million of new senior secured first lien delayed draw term loans (together with the Initial First Lien Term Loans, the “First Lien Term Loans”). The First Lien Term Loans are governed by a new credit agreement, dated as of the Settlement Date, by and among GrafTech Global, as borrower, GLAS USA LLC, as administrative agent, GLAS Americas LLC, as collateral agent, and the lenders from time to time party thereto (the “First Lien Term Loan Credit Agreement”). The Initial First Lien Term Loans were drawn in a single drawing on the Settlement Date. The Delayed Draw Commitments are available to the Company for 19 months following the Settlement Date, subject to the satisfaction of customary conditions precedent thereto.

The First Lien Term Loans will mature on December 23, 2029, and are guaranteed by the Guarantors. The First Lien Term Loans are pari passu in right of payment with the Amended Revolving Credit Facility and the New Notes, but the First Lien Term Loans and the Amended Revolving Credit Facility are senior in right of payment to the New Notes with respect to the proceeds of the Calais Facility. The First Lien Term Loans and the Amended Revolving Credit Facility are secured on a pari passu basis by perfected first-priority security interests in the Collateral.

The First Lien Term Loans bear interest at the option of GrafTech Global, at a rate equal to (i) Term SOFR (as defined in the First Lien Term Loan Credit Agreement) (subject to a 2.00% floor) plus 6.00% per annum or (ii) the ABR (as defined in the First Lien Term Loan Credit Agreement) plus 5.00% per annum.

The Company will pay a ticking fee with respect to undrawn Delayed Draw Commitments in an amount equal to 3.75% per annum of the amount of such undrawn and outstanding commitments. The First Lien Term Loans are prepayable in whole or in part at the option of the Company (i) prior to the twenty-four (24)-month anniversary of the Settlement Date, subject to payment of a customary “make-whole” premium (which includes a 2.00% prepayment premium), (ii) on or after the twenty-four (24) month anniversary of the Settlement Date through, but excluding, the thirty six (36)-month anniversary of the Settlement Date, a 2.00% prepayment premium, and (iii) on or after the thirty six (36) month anniversary of the Settlement Date, no prepayment premium shall be payable. If the Company sells certain of its assets, then GrafTech Global may be required to offer to prepay the First Lien Term Loans and/or other indebtedness of GrafTech Global and/or its subsidiaries.

The First Lien Term Loans contain certain covenants that, among other things, limit the Company’s ability to incur or guarantee additional indebtedness or issue preferred stock, pay distributions on, redeem or repurchase capital stock or redeem or repurchase certain debt, incur or suffer to exist certain liens, make certain investments, engage in certain transactions with affiliates, consummate certain asset sales and effect certain fundamental changes. The First Lien Term Loans also contain certain events of default (with grace periods, as applicable) that permit the agent to accelerate the First Lien Term Loans, and provide that, upon the occurrence of certain events of default arising from bankruptcy or insolvency, all First Lien Term Loans will become due and payable immediately without further action or notice.

The foregoing summary of the First Lien Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Revolver Amendment (including the Amended Revolving Credit Agreement attached thereto), which is filed as Exhibit 4.7 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Existing Revolving Credit Facility

Concurrent with the settlement of the Exchange Offers, on the Settlement Date, the Company entered into that certain Fourth Amendment (the “Revolver Amendment”) to its existing revolving credit agreement (the “Amended Revolving Credit Agreement”) with GrafTech Finance, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the lenders and issuing banks from time to time party thereto. The Amended Revolving Credit Agreement provides for a $225 million senior secured first lien revolving credit facility maturing on November 30, 2028 (as amended by the Revolver Amendment, the “Amended Revolving Credit Facility”).

Until at least $275 million of First Lien Term Loans have been drawn by the Company, the Company is not permitted to have more than $15 million in aggregate principal amount of loans outstanding at any time under the Amended Revolving Credit Facility. The Company’s ability to borrow under the Amended Revolving Credit Facility is subject to certain customary conditions precedent, including that the Company must not have more than $100 million of unrestricted cash and cash equivalents after giving effect to the applicable borrowing.

GrafTech Finance is the borrower under the Amended Revolving Credit Facility. The Amended Revolving Credit Facility is guaranteed by the Guarantors. The Amended Revolving Credit Facility and the First Lien Term Loans are secured on a pari passu basis by perfected first-priority interests in the Collateral. The Amended Revolving Credit Facility is pari passu in right of payment with the First Lien Term Loans and the New Notes, but the Amended Revolving Credit Facility and the First Lien Term Loans are senior in right of payment to the New Notes with respect to the proceeds of the Calais Facility.

Borrowings under the Amended Revolving Credit Facility bear interest (i) with respect to new revolving loans denominated in U.S. dollars, at the option of GrafTech Finance, Adjusted Term Secured Overnight Financing Rate (“SOFR”) plus 3.50% per annum or ABR (as defined in the Amended Revolving Credit Agreement) plus 2.50% per annum and (ii) with respect to new revolving loans denominated in euros, the Adjusted EURIBOR Rate (as defined in the Amended Revolving Credit Agreement) plus 3.50% per annum. Undrawn commitments under the New Revolving Credit Facility bear a commitment fee of 0.25% per annum. Lenders holding all of the Company’s existing revolving commitments who agreed to provide commitments under the Amended Revolving Credit Facility were paid a customary extension fee.

The Amended Revolving Credit Facility has negative covenants and events of default substantially consistent with the First Lien Term Loans, and is required to be prepaid in the case of any mandatory prepayments of the First Lien Term Loans. The Amended Revolving Credit Facility also includes a financial covenant requiring that the Company have a Senior Secured First Lien Net Leverage Ratio (as defined in the Amended Revolving Credit Facility) of no more than 4.00 to 1.00, tested quarterly, to the extent outstanding revolving loans and letters of credit (subject to certain exclusions) exceed 51.3% of the amount of commitments then-existing under the Amended Revolving Credit Facility.

The foregoing summary of the Amended Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Revolver Amendment (including the Amended Revolving Credit Agreement attached thereto), which is filed as Exhibit 4.8 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the expiration and final results of the Exchange Offers and Consent Solicitations described above is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

As of 5:00 p.m., New York City time, on December 20, 2024, the Company received from eligible holders valid tenders of the Existing Notes and delivery of the related consents in the Consent Solicitations, as reported by Epiq Corporate Restructuring, LLC, the exchange agent and information agent for the Exchange Offers, representing 99.4% of the aggregate principal amount of all of the Existing Notes outstanding, as follows: (i) $498,245,000 with respect to the Existing 4.625% Notes, representing 99.65% of the aggregate principal amount thereof outstanding; and (ii) $446,167,000 with respect to the Existing 9.875% Notes, representing 99.15% of the aggregate principal amount thereof outstanding.

The Exchange Offers were made pursuant to the terms and subject to the conditions set forth in the Offering Memorandum, in a private offering exempt from, and not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	4.625% Supplemental Indenture, dated as of December 23, 2024

4.2	9.875% Supplemental Indenture, dated as of December 23, 2024

4.3	New 4.625% Notes Indenture, dated as of December 23, 2024

4.4	Form of 4.625% Second Lien Notes due 2029 (included as Exhibit A to Exhibit 4.3 hereto)

4.5	New 9.875% Notes Indenture, dated as of December 23, 2024

4.6	Form of 9.875% Second Lien Notes due 2029 (included as Exhibit A to Exhibit 4.5 hereto)

4.7	New First Lien Term Loan Credit Agreement, dated as of December 23, 2024

4.8	Fourth Amendment to the Revolving Credit Agreement, dated as of December 23, 2024

99.1	Press release of GrafTech International Ltd. announcing settlement of the exchange offers and consent solicitations, dated December 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: December 23, 2024	By:	/s/ Rory O’Donnell
	Name:	Rory O’Donnell
	Title:	Chief Financial Officer and Senior Vice President